SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        October 27, 2005
                                                 ------------------------------

Commission       Registrant, State of Incorporation,     I.R.S. Employer
File Number      Address and Telephone Number            Identification No.

0-2429           Gulf Power Company                      59-0276810
                 (A Florida Corporation)
                 One Energy Place
                 Pensacola, Florida 32520-0786
                 (850) 444-6111

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
     Year.

     On October 27, 2005, the sole shareholder of Gulf Power Company (the "Company") approved a plan of domestication under which the Company, originally formed under the laws of the State of Maine on November 2, 1925, was domesticated as a Florida corporation, effective at 12:01 a.m. Eastern Standard Time on November 2, 2005. Under applicable law, the domestication does not affect the inception date of the Company nor does it affect any obligations or liabilities of the Company incurred prior to its domestication.

     In connection with the domestication, on October 27, 2005, the Board of Directors and the sole shareholder of the Company approved amended and restated Articles of Incorporation of the Company (the "Articles"), which became effective on November 2, 2005. The Articles authorize 50,000,000 shares of capital stock, of which 10,000,000 shares are preferred stock, 10,000,000 shares are Class A preferred stock, 10,000,000 shares are preference stock, and 20,000,000 shares are common stock. The Articles remove all provisions relating to the Company's previously designated series of preferred stock and Class A preferred stock, as all of these shares have been redeemed. The Articles also establish preference stock as a new class of stock of the Company, which will rank junior to the Company's preferred stock and Class A preferred stock with respect to dividends and distributions in liquidation and senior to the Company's common stock. The Articles also provide that the preferred stock, Class A preferred stock and preference stock may be issued with cumulative or non-cumulative dividends. Further, the Articles amend certain of the voting rights of holders of preferred stock and Class A preferred stock upon certain dividend defaults and eliminate certain financial covenants relating to the


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issuance of additional preferred stock or Class A preferred stock. The Articles also include several technical amendments and other provisions designed to reflect the Company's domestication in the State of Florida.

     The paragraphs above contain only a summary description of the Articles and are qualified in their entirety by reference to the full text of the Articles, as amended and restated effective as of November 2, 2005, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

     In connection with the domestication, the Board of Directors and sole shareholder of the Company also adopted amendments to the bylaws of the Company (the "Amended Bylaws"). Specifically, the Amended Bylaws include revisions to the indemnification provisions made in connection with the domestication and other technical amendments relating to the domestication and also delete certain unnecessary provisions. The Amended Bylaws became effective on November 2, 2005.

     The paragraph above contains only summary description of the Amended Bylaws and is qualified in its entirety by reference to the full text of the Amended Bylaws, as amended effective as of November 2, 2005, which is attached as
Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

                Exhibits.

                  3.1  - Amended and restated Articles of Incorporation of
                         Gulf Power as amended and restated effective as of November 2, 2005.

                  3.2  - By-laws of Gulf Power as amended effective as of
                         November 2, 2005.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 2, 2005                         GULF POWER COMPANY





                                                By       /s/Wayne Boston
                                                  -----------------------------
                                                           Wayne Boston
                                                       Assistant Secretary